UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Departure of Directors or Certain Officers.
On January 26, 2010, Mr. W.E. “Bill” Bradford, 75, retired from the board of directors (the “Board”) of Valero Energy Corporation (the “Company” or “Valero”).
(e)	Compensatory Arrangements of Certain Officers.
On January 25, 2010, the Compensation Committee of the Board of Valero approved certain performance measures for Valero’s annual incentive bonus program (the “Program”) applicable to fiscal year 2010. Our named executive officers are eligible to participate in the Program. The Program’s performance measures for 2010 include three segments: (i) Financial Performance Measures, (ii) Operational and Strategic Measures, and (iii) Individual Assessment.
The Program’s 2010 performance measures are as follows:
Segment I. Financial Performance Measures — segment weighted as 40% of total bonus opportunity
Performance Measures:
•	earnings per share versus target

•	return-on-investment versus peers
Range of Performance Scores and Weighting
These performance metrics will be measured against actual Company performance with the range of outcomes being between 0% to 225%, times a 40% weighting.
Segment II. Operational and Strategic Measures — segment weighted as 40% of total bonus opportunity
Performance Measures:
•	health, safety, and environmental

•	mechanical availability

•	cost management and expense control
Range of Performance Scores and Weighting
These performance metrics will be measured against actual Company performance with the range of outcomes being between 0% to 225%, times a 40% weighting.

Segment III. Individual Assessment — segment weighted as 20% of total bonus opportunity
Segment III will incorporate individual employee goals and objectives in the overall measurement process.
Range of Performance Scores and Weighting
This measure will be subject to a potential range of outcomes being between 0% to 200%, times a 20% weighting.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.01	Valero Energy Corporation Annual Bonus Plan, as amended through July 29, 2009 — incorporated by reference to Exhibit 10.01 to Valero’s Current Report on Form 8-K dated July 29, 2009, and filed August 4, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: January 27, 2010	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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